Exhibit 99.1
SYNERGETICS USA, INC.
3845 Corporate Centre Drive
O’Fallon, Missouri 63368
(636) 939-5100
http://www.synergeticsusa.com
Attn: Pamela G. Boone, Chief Financial Officer
Synergetics USA Pre-Announces Third Quarter Gains and Announces Conference Call
To Review Third Quarter Results
O’FALLON, MO, June 2, 2010 — Synergetics USA, Inc. (NASDAQ: SURG) (“Synergetics” or the “Company”) today announced its preliminary results for the third fiscal quarter ended April 30, 2010 related to the allocation of proceeds from the settlement, license and supply agreement with Alcon Laboratories, Inc. and the expected gain from the sale of the Omni® product line to Stryker Corporation. The Company stated during an investor conference call on April 28, 2010 that it would pre-announce the impact of these transactions as soon as the results were available:
•	The Company announced on April 27, 2010 that it had entered into a Settlement and License Agreement with Alcon Laboratories, Inc. pursuant to which Alcon paid to Synergetics $32 million. The net proceeds to Synergetics are $21.5 million after payments to contingency attorneys. The Company expects to recognize a gain from this agreement of approximately $2.4 million pre-tax or approximately $0.06 per diluted share in the third fiscal quarter. The remaining portion of the $21.5 million has been accounted for as an up-front fee under the License Agreement and will be deferred and recognized as earned over a period of up to fifteen years based upon the units shipped to Alcon.

•	In addition, the Company expects the gain from the sale of the Omni® product line to Stryker (announced on April 1, 2010) to be approximately $800,000 pre-tax, or approximately $0.02 per diluted share in the third fiscal quarter of 2010.

•	The Company plans to utilize proceeds from the sale of the Omni® product line and the Alcon agreements to pay-down debt, expand its production capabilities, accelerate development efforts and explore strategic opportunities. The Company anticipates having a significantly improved cash position after the payment of the related taxes and debt pay-downs.
Third Quarter Conference Call
Synergetics will host a conference call the morning of Tuesday, June 15, 2010 at 10:30 a.m. Eastern time to review the Company’s results for the fiscal third quarter ended April 30, 2010. A news release announcing the third quarter’s results will be issued on Monday, June 14, 2010, after market close. During the call, David Hable, President and Chief Executive Officer and Pamela G. Boone, Executive Vice President and Chief Financial Officer, will provide an overview of the third quarter performance and business highlights.
The toll free dial-in number to participate live on this call is (800) 447-0521, confirmation code 26951171. For callers outside the U.S., the number is (847) 413-3238. The conference call will also be simulcast live at http://www.synergeticsusa.com. An online replay will be available on the Company’s website for approximately 30 days.

About Synergetics USA, Inc.
Through continuous improvement and development of our people, our mission is to design, manufacture and market innovative microsurgical instruments and consumables of the highest quality in order to assist and enable surgeons who perform microsurgery around the world to provide a better quality of life for their patients.
Synergetics USA, Inc. (“Synergetics USA” or the “Company”) is a leading supplier of precision microsurgery instrumentation. The Company’s primary focus is on the microsurgical disciplines of ophthalmology and neurosurgery. Our distribution channels include a combination of direct and independent sales organizations and important strategic alliances with market leaders. The Company’s product lines focus upon precision engineered, microsurgical, hand-held instruments and the delivery of various energy modalities for the performance of less invasive microsurgery including: (i) laser energy, (ii) ultrasonic energy, (iii) radio frequency for electrosurgery and oblation and (iv) visible light energy for illumination, and where applicable, simultaneous infusion (irrigation) of fluids into the operative field. The Company’s website address is http://www.synergeticsusa.com.
Forward-Looking Statements
Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Synergetics’ Annual Report on Form 10-K for the year ended July 31, 2009, as updated from time to time in our filings with the Securities and Exchange Commission.